Exhibit 99.1

                              N E W S  R E L E A S E

         PATRICK T. MOONEY, MD, JOINS APHTON'S EXECUTIVE MANAGEMENT TEAM
                     AND IS APPOINTED CHIEF MEDICAL OFFICER

                                   May 2, 2003

          Miami, FL - Aphton Corporation (NASDAQ: APHT) - Aphton announced today that that Patrick T. Mooney, MD, has joined Aphton's executive management team, reporting to the office of the Chief Executive Officer in the capacity of Chief Medical Officer.

          Philip Gevas, Aphton's Chairman and CEO, said that "Bill Hasler, our Co-CEO, our Board of Directors and everyone in the company who knows Pat are enthused about his joining us, particularly at this decisive turning point in our corporate development." Mr. Gevas said that "Pat will play a central role in our developing 'new corporate face' in the financial community. Dr. Mooney will add depth to our executive management team internally, working closely with the company's senior management in finance, business development and operations; including clinical trials and regulatory affairs, research, development and manufacturing."

          Dr. Mooney was most recently Vice President and Senior Biotechnology Analyst at Thomas Weisel Partners, LLC. Dr. Mooney's previous experience includes working as a "buy-side analyst," a "sell-side analyst," and a senior management executive in a biotechnology company. Dr. Mooney received the degree of Doctor of Medicine from the Jefferson Medical College of Thomas Jefferson University, in Philadelphia, PA, where he was a member of the Hobart Amory Hare Honor Society, and trained there upon graduation in the Department of Surgery.

          Aphton Corporation is a biopharmaceutical company, developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases. Aphton's anti-gastrin targeted therapy induces antibodies in patients that bind to both gastrin 17 and gly-gastrin and remove them from circulation before they can bind to the cancer cell and initiate cell growth. Gastrin 17 and gly-gastrin are believed to be central growth factors, or the initiating signals, for cell growth, cell proliferation and metastasis (spread) in gastric, i.e. stomach, pancreatic, esophageal, colorectal and other gastrointestinal (GI) system cancers. This signaling program is accomplished by gastrin binding to the large numbers of gastrin receptors which appear, de novo, in the great majority of cases, on tumor cell surfaces throughout the gastrointestinal system. Interrupting this process by immunizing the patient with Aphton's anti-gastrin immunogen is a precisely "targeted" immunotherapy. This specificity of targeting only cancer cells occurs because gastrin is not secreted and gastrin receptors are not found on cells in the GI system, unless they are malignant, or on the path to malignancy, except for those cells involved with normal acid secretion. Hence, inhibiting gastrin

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inhibits  factors  contributing  to tumor  growth  and  metastasis,  or  spread.
Aphton's anti-gastrin targeted therapy adds a biological dimension to the treatment of gastrointestinal cancers.

          Aphton has strategic alliances with Aventis Pasteur for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline for reproductive system cancer and non-cancer diseases worldwide; and others.

Except for the historical information herein, the matters discussed herein are forward-looking statements that involve a number of risks and uncertainties and are not a guarantee of future performance. Future results may vary significantly based on a number of factors including, but not limited to, intellectual property risks, risks in regulatory and market acceptance of new products and continuing demand for same, the impact of competitive products and pricing, changing economic conditions and other risk factors that are inherent in the drug development process and the company's business including those set forth in Aphton's filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risk factors that could cause actual results to differ from expected or historical results. The company's actual results could differ from these forward-looking statements and the company undertakes no obligation to update publicly any forward-looking statement.

Contact: Aphton Corporation; Investor Relations, J.L. Whitmore, 305-374-7338.


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